Exhibit 5.1

                          EPSTEIN BECKER & GREEN, P.C.
                                 250 PARK AVENUE
                            NEW YORK, NEW YORK 10177




                                 (212) 351-4500








                                 (212) 351-4735




                                 April 14, 1997







VIMRx Pharmaceuticals Inc.
2751 Centerville Road
Suite 210
Wilmington, Delaware 19808


Gentlemen:

                  We have acted as counsel to VIMRx Pharmaceuticals Inc. (the "Company") in connection with its filing of a registration statement on Form S-3 (which registration statement, as amended at the time of its effectiveness is hereinafter called the "Registration Statement") relating to the registration of
(i) 5,999,991 shares (the "Placement Shares") of Common Stock, $.001 par value, of the Company ("Common Stock") and (ii) 2,399,993 Common Stock Subscription Warrants (the "Warrants") and 2,399,993 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

VIMRx Pharmaceuticals Inc.
April 14, 1997
Page 2


                  As such counsel, we have examined original copies, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

                  On the basis of the foregoing, we are of the opinion that:

                           (i) the Placement Shares have been validly authorized, and are legally issued, fully paid and non-assessable; and

                           (ii) the Warrants constitute legal, valid and binding obligations of the Company, and the Warrant Shares, upon issuance and payment in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference made to us under the caption
"Legal Matters" in the prospectus constituting part of such Registration Statement.

                                              Very truly yours,

                                              EPSTEIN BECKER & GREEN, P.C.



                                               By:  /s/ Sidney Todres
                                                   Sidney Todres